Exhibit 99.1

FOR IMMEDIATE RELEASE
Ultimate Reports Full Year and Q4 2017 Financial Results

•	Record 2017 Recurring Revenues of $802.3 million, Up by 23%

•	Record 2017 Total Revenues of $940.7 million, Up by 20%

•	Record Q4 Recurring Revenues of $214.1 million, Up by 22%

•	Record Q4 Total Revenues of $251.4 million, Up by 19%

Weston, FL, February 6, 2018 — Ultimate Software (Nasdaq: ULTI), a leading provider of human capital management (HCM) solutions in the cloud, announced today our financial results for the year ended and fourth quarter ended December 31, 2017. For the year ended December 31, 2017, Ultimate reported recurring revenues of $802.3 million, a 23% increase, and total revenues of $940.7 million, a 20% increase, both compared with 2016. Our net income for the full year of 2017 was $14.1 million, or $0.46 per diluted share. Net income for the full year of 2017 was $22.9 million, or $0.74 per diluted share, excluding the impact due to the enactment of the federal Tax Cuts and Jobs Act (the "Tax Act") of $8.8 million.
Non-GAAP net income for 2017 was $118.1 million, or $3.84 per diluted share, as compared with non-GAAP net income for 2016 of $96.2 million, or $3.16 per diluted share.
For the quarter ended December 31, 2017, Ultimate reported recurring revenues of $214.1 million, a 22% increase, and total revenues of $251.4 million, a 19% increase, both compared with 2016’s fourth quarter. Our net loss for the fourth quarter of 2017 was $(2.1) million, or $(0.07) per share, as compared with net income of $12.4 million, or $0.41 per diluted share, for the fourth quarter of 2016. Net income for the fourth quarter of 2017 was $6.7 million, or $0.22 per diluted share, excluding the impact of the Tax Act of $8.8 million.
Non-GAAP net income for the fourth quarter of 2017 was $34.2 million, or $1.11 per diluted share, as compared with non-GAAP net income for the fourth quarter of 2016 of $27.8 million, or $0.91 per diluted share.

“With our 2017 total revenues coming in at a record $941 million and recurring revenues at a record $802 million, we look forward to achieving in 2018 what we call our 'Fifth Championship,' delivering in excess of $1 billion in total annual revenues, and to continuing to build the foundation for our 'Sixth Championship' of $2 billion in 2022. Our customer base has grown to more than 4,100 organizations, bringing the number of people records in our Ultimate cloud to more than 37 million, and we had another year-over-year customer retention rate of approximately 96%,” said Scott Scherr, founder, president, and CEO.
“We were honored last month to be ranked #1 in the Large Company category of Fortune magazine’s 40 Best Workplaces in Technology, making this our third consecutive year to be recognized as #1 on this list. We thank our people for winning this recognition for us and for the record number of other awards we received in 2017. The unmatched talent of our people and their collaborative power to innovate, and execute, have brought us to where we are today,” added Scherr.
Our non-GAAP net income for both 2017 and 2016 excludes stock-based compensation expense and amortization of acquired intangibles, net of related income taxes. For 2017, our non-GAAP net income also excludes the impact of the Tax Act. For 2016, our non-GAAP net income also excludes transaction costs for business combinations, net of related income taxes. For further discussion of our non-GAAP financial measures, see "Use of Non-GAAP Financial Information" below.
Ultimate’s financial results teleconference will be held today, February 6, 2018, at 5:00 p.m. Eastern time, at http://www.investorcalendar.com/event/20305. The call will be available for replay at the same address beginning at 9:00 p.m. Eastern time today. Windows Media Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance will be discussed during the teleconference call.
Business Highlights
All events and awards listed below took place in 2017, unless otherwise indicated:

•	In January of 2018, Fortune magazine ranked Ultimate #1 on its list of 40 Best Workplaces in Technology in the Large Company category, making this Ultimate’s third consecutive year to top the list.

•
Our Development team continued its track record of leadership and innovation in HCM with the introduction of Xander™, our “People First” artificial intelligence (AI) platform. Xander uses a portfolio of advanced AI technologies, including natural language processing and machine-learning algorithms, to analyze emotions as well as statistics when reporting on employee data for employers. Xander can instantly analyze free-form text from employees’ open-ended survey answers and decipher more than 100 emotions, 70 workplace themes, and the overall sentiment of an individual employee or group. This information gives managers invaluable insights that expand the predictive and prescriptive capabilities already in UltiPro to aid company leaders in their employee- and culture-related decision-making.

•
Ultimate introduced UltiPro Connect, the new hub of our partner ecosystem that was engineered to create seamless, automated integrations between our UltiPro product and third-party solutions and services. Our product partners can view Ultimate’s existing APIs and supporting documentation through our UltiPro Developer Network. They can build and test integrations in sandbox environments, and can then publish integrations for customer consumption. Our customers access the UltiPro Connect marketplace to browse partner apps and services, research and select partners, build their own integrations without having to start from scratch, or they can leverage knowledge from the community. The benefit to our customers is reduced time and costs to integrate and extend our solutions.

•
Our UltiPro Payroll solution was named Best Enterprise Product of the Year-HR Software by Best in Biz Awards, an independent business awards program judged by prominent press and industry analysts. UltiPro Payroll was also named a gold winner in Brandon Hall Group’s Excellence in Technology Awards, Best Advance in Payroll Administration.

•
HfS Research, an industry research firm that helps enterprises validate and improve their global operations, rated Ultimate the top vendor for predictive people analytics in the HCM space in its February 2017 Blueprint Market Guide.

•
Canadian HR Reporter, a leading HR news publication in Canada, named Ultimate a Readers’ Choice Winner in several categories: HR Management Solutions, Payroll Solutions, Recruitment Solutions, and Talent Management Solutions. Human Resources Director magazine, another Canadian and global HR publication, named Ultimate its 2017 Readers’ Choice Award Winner in the category of Best Industry Service Provider.

•	The National Customer Service Organization named Ultimate the Customer Service Organization of the Year.

•	Ultimate won three Stevie Awards for Customer Service, including the People’s Choice Award for Favorite Customer Service.

•	Fortune ranked Ultimate #7 on its 2017 100 Best Companies to Work For list, making this Ultimate’s sixth consecutive year to appear on this respected list.

•	People magazine ranked Ultimate #2 on its list of 50 Companies That Care.

•	Forbes ranked Ultimate #7 on its 2017 list of the 100 Most Innovative Growth Companies.

•
Forbes, in partnership with Just Capital, named Ultimate to its list of The Just 100: America’s Best Corporate Citizens, after analyzing 1,000 publicly traded companies to determine the companies with the best and most just business behavior based on seven metrics.

•	CIO.com ranked Ultimate #1 on its list of 10 Best Places to Work for Women in Technology.

•	Indeed ranked Ultimate #2 on its list of Best Companies to Work For in the U.S., and Glassdoor ranked Ultimate #10 on its list of Best Places to Work in 2018.

•
Fortune magazine also recognized Ultimate as: #1 on 100 Best Workplaces for Millennials, #2 on 100 Best Workplaces for Women, #3 on Best Workplaces for Diversity, #2 on 50 Best Workplaces for Parents, and #7 on 50 Best Workplaces for Giving Back.

Financial Highlights

•
Recurring revenues from our cloud offering grew by 22% for the fourth quarter of 2017 and by 23% for the 2017 year—both as compared with the same periods in 2016. Recurring revenues were 85% of total revenues for the 2017 year, as compared with 84% of total revenues for the 2016 year.

•
Ultimate’s total revenues for the fourth quarter of 2017 increased by 19%, as compared with those for the fourth quarter of 2016. Ultimate's total revenues for 2017 increased by 20%, compared with those for 2016.

•	Ultimate’s annualized retention rate, on a rolling 12-month basis, was approximately 96% for our recurring revenue cloud customer base as of December 31, 2017.

•
For the twelve months ended December 31, 2017, Ultimate generated $214.0 million in cash from operations compared with $159.5 million for the 12 months ended December 31, 2016. Our operating cash flow margin for 2017 was 22.7% compared with 20.4% as of December 31, 2016.

•
Free cash flow was $136.4 million as of December 31, 2017, compared with $90.1 million as of December 31, 2016. Our free cash flow margins, excluding acquisitions, expanded to 14.5% for 2017, from 11.5% for 2016. We do not include cash used for acquisitions in our computation of free cash flow and the related margin because we do not acquire businesses on a predictable or regular basis.

2017 Tax Cuts and Jobs Act
On December 22, 2017, the federal government passed the Tax Act. The Tax Act reduced our corporate tax rate from 35% to 21%, effective January 1, 2018. Accounting Standards Codification ("ASC") 740, "Income Taxes" ("ASC 740"), requires companies to recognize the effect of tax law changes in the period of enactment. During the quarter ended December 31, 2017, we adjusted the statutory federal and state income tax rates to our deferred tax assets and liabilities. As a result of the statutory rate decreases, we had a reduction in our net deferred tax asset balance of $8.7 million. We recorded $8.8 million of the $8.7 million reduction in our net deferred tax asset balance to our provision for income taxes in our unaudited condensed consolidated statement of operations and $0.1 million to comprehensive income.
Stock Repurchases
The combination of cash, cash equivalents, and corporate marketable securities was $165.1 million as of December 31, 2017, compared with $97.9 million as of December 31, 2016.
During the twelve months ended December 31, 2017, we used $68.0 million to acquire 342,652 shares of our common stock, $0.01 par value common stock ("Common Stock") to settle employees’ tax withholding obligations associated with their restricted stock that vested during the period. We have 1,342,005 shares available for repurchase under our Stock Repurchase Plan.
Financial Outlook
Ultimate provides the following financial guidance for 2018:
For the first quarter of 2018:

•	Recurring revenues of approximately $229 to $231 million,

•	Total revenues of approximately $269 to $272 million, and

•	Operating margin, on a non-GAAP basis (discussed below), of approximately 18%.
For the year 2018:

•	Recurring revenues to increase in excess of 20% over 2017,

•	Total revenues to increase in excess of 18% over 2017, and

•	Operating margin, on a non-GAAP basis (discussed below), in excess of 21%.
Operating margin expectations were determined on a non-GAAP basis using the methodologies identified under the caption “Use of Non-GAAP Financial Information” in this press release.
We have not reconciled our forward-looking operating margin on a non-GAAP basis to the corresponding GAAP financial measure, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliation would require unreasonable effort at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including, for example, those related to stock-based compensation or others that may arise during the year. In particular, stock-based compensation is impacted by factors that are outside of the Company’s control and can be difficult to predict. The actual amount of stock-based compensation expense, for the year ending December 31, 2018, will have a significant impact on our operating margin on a GAAP basis.
Immaterial Correction of Prior Period Financial Statements
During the fourth quarter of 2017, as part of the evaluation of net deferred tax assets for implementing the Tax Act, immaterial errors were discovered in the reporting of the GAAP deferred income tax expense and related deferred tax assets, associated with the stock-based compensation expense for our named executive officers for prior periods through September 30, 2017. Since the amount of the error in any prior period was not material, we have retrospectively revised our financial statements to reflect this immaterial correction for these prior periods. The revisions include a decrease to GAAP net income for 2017 and 2016 of $1.6 million and $1.0 million, respectively, as a result of the increases to our GAAP income tax expense for both years. For all prior periods affected, there was no impact on previously reported cash flows, pre-tax income and non-GAAP results.
Forward-Looking Statements
Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause Ultimate’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in Ultimate’s quarterly operating results, concentration of Ultimate’s product offerings, development risks involved with new products and technologies, competition, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in Ultimate’s filings with the Securities and Exchange Commission. Ultimate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
About Ultimate Software
Ultimate is a leading provider of cloud-based human capital management solutions, with more than 37 million people records in the Ultimate cloud. Ultimate’s award-winning UltiPro delivers HR, payroll, talent, and time and labor management solutions that connect people with the information they need to work more effectively. Founded in 1990, Ultimate is headquartered in Weston, Florida, and employs more than 4,200 professionals. In 2018, Fortune ranked Ultimate #1 in the Large Company category of its 40 Best Workplaces in Technology list, making it our third consecutive year to be recognized as #1. In 2017, Fortune ranked Ultimate #7 on its prestigious 100 Best Companies to Work For list, our sixth consecutive year to be ranked in the top 25; #1 on Fortune's Best Workplaces for Millennials; and #2 on Fortune's 100 Best Workplaces for Women. Also in 2017, Forbes ranked Ultimate #7 on its list of 100 Most Innovative Growth Companies, the National Customer Service Association named our services division the top Service Organization of the Year in the Large-Business category, People magazine ranked Ultimate #2 on its list of 50 Companies That Care, Brandon Hall Group honored Ultimate with a Gold Award in Technology, HfS Research rated Ultimate the top HCM vendor for predictive people analytics in its Blueprint Market Guide, and the Stevie Awards honored Ultimate with its People’s Choice Award for Favorite Customer Service. Ultimate has more than 4,100 customers with employees in 160 countries, including Bloomin’ Brands, Culligan International, Feeding America, Major League Baseball, Red Roof Inn, SUBWAY, Texas Roadhouse, and Yamaha Corporation of America. More information on Ultimate’s products and services for people management can be found at www.ultimatesoftware.com.
UltiPro is a registered trademark of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact: Mitchell K. Dauerman
Chief Financial Officer and Investor Relations
Phone: 954-331-7369
Email: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenues:
Recurring	$214,112	$175,944	$802,300	$654,199
Services	37,319	34,605	138,429	127,092
Total revenues	251,431	210,549	940,729	781,291
Cost of revenues:
Recurring	55,394	46,173	210,560	172,676
Services	35,659	33,218	143,140	127,433
Total cost of revenues	91,053	79,391	353,700	300,109
Gross profit	160,378	131,158	587,029	481,182
Operating expenses:
Sales and marketing	68,339	58,074	269,781	224,416
Research and development	41,013	32,383	150,583	120,650
General and administrative	30,983	25,439	122,119	94,432
Total operating expenses	140,335	115,896	542,483	439,498
Operating income	20,043	15,262	44,546	41,684
Other (expense) income:
Interest and other expense	(129)	(174)	(813)	(717)
Other income, net	34	135	397	451
Total other expense, net	(95)	(39)	(416)	(266)
Income before income taxes	19,948	15,223	44,130	41,418
Provision for income taxes	(22,005)	(2,873)	(30,075)	(12,178)
Net income (loss)	$(2,057)	$12,350	$14,055	$29,240
Net income (loss) per share:
Basic	$(0.07)	$0.42	$0.47	$1.01
Diluted	$(0.07)	$0.41	$0.46	$0.96
Weighted average shares outstanding:
Basic	30,021	29,200	29,791	28,976
Diluted	30,021	30,469	30,799	30,414

Stock-based Compensation, Amortization of Acquired Intangibles and Transaction Costs related to Business Combinations and Provisions related to the enactment of the Tax Act

The following table sets forth the stock-based compensation expense resulting from stock-based arrangements (excluding the income tax effect, or “gross”), the amortization of acquired intangibles, transaction costs related to business combinations, and the increase in our provision for income taxes resulting from the reduction of net deferred tax assets in association with the enactment of the Tax Act that are recorded in Ultimate’s unaudited condensed consolidated statements of income for the periods indicated and are included within the Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures in this press release (in thousands):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2017	2016	2017	2016
Stock-based compensation expense:
Cost of recurring revenues	$3,062	$2,307	$11,931	$8,613
Cost of services revenues	1,975	1,634	7,909	6,198
Sales and marketing	18,322	15,268	75,428	59,187
Research and development	3,022	2,311	12,026	8,238
General and administrative	8,888	7,955	39,133	31,641
Total non-cash stock-based compensation expense	$35,269	$29,475	$146,427	$113,877

Amortization of acquired intangibles:
General and administrative	$785	$356	$3,129	$1,115
Total amortization of acquired intangibles	$785	$356	$3,129	$1,115

Transaction costs related to business combinations:
General and administrative	$—	$33	$—	$874
Total transaction costs related to business combinations	$—	$33	$—	$874

Provision for Income Taxes
Provision for income taxes, related to the Tax Act	$8,800	$—	$8,800	$—
Total provision for income taxes	$8,800	$—	$8,800	$—

Stock-based compensation for the three and twelve months ended December 31, 2017, was $35.3 million and $146.4 million, respectively, as compared with stock-based compensation for the three and twelve months ended December 31, 2016 of $29.5 million and $113.9 million, respectively. The increases in stock-based compensation for the three and twelve months ended December 31, 2017, included increases of $5.8 million and $22.2 million, respectively, associated with modifications and terminations made to the Company’s change-in-control plans in March 2015, February 2016 and February 2017, as shown in the table below (the "CIC Modifications"). As previously disclosed, these changes were made to better align management's incentives with long-term value creation for our shareholders. As part of the modifications in connection with the terminations of the change-in-control plans, time-based restricted stock awards (vesting over three years) were granted to certain senior officers in March 2015, February 2016 and February 2017.
Stock-based compensation expense and stock-based compensation expense associated with the CIC Modifications as discussed above are as follows (in thousands):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2017	2016	2017	2016
Stock-based compensation expense:
Stock-based compensation expense	$18,239	$18,291	81,468	71,119
Stock-based compensation expense related to CIC Modifications	17,030	11,184	64,959	42,758
Total non-cash stock-based compensation expense	$35,269	$29,475	$146,427	$113,877

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	As of December 31, 2017	As of December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$155,685	$73,773
Investments in marketable securities	9,434	15,541
Accounts receivable, net	190,989	162,240
Prepaid expenses and other current assets	71,602	61,901
Deferred tax assets, net	—	1,125
Total current assets before funds held for customers	427,710	314,580
Funds held for customers	563,062	465,167
Total current assets	990,772	779,747
Property and equipment, net	243,664	179,558
Goodwill	35,808	35,322
Investments in marketable securities	—	8,547
Intangible assets, net	20,862	23,860
Other assets, net	53,409	47,432
Deferred tax assets, net	32,696	60,222
Total assets	$1,377,211	$1,134,688
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,099	$13,519
Accrued expenses and other liabilities	60,394	50,973
Deferred revenue	197,088	171,669
Capital lease obligations	5,474	5,056
Total current liabilities before customer funds obligations	279,055	241,217
Customer funds obligations	564,031	466,423
Total current liabilities	843,086	707,640
Deferred revenue	1,773	2,307
Deferred rent	5,349	6,022
Capital lease obligations	4,477	3,985
Other long-term liabilities	4,250	—
Deferred income tax liability	251	519
Total liabilities	859,186	720,473

Stockholders’ equity:
Preferred Stock, $.01 par value	—	—
Series A Junior Participating Preferred Stock, $.01 par value	—	—
Common Stock, $.01 par value	348	340
Additional paid-in capital	609,160	520,524
Accumulated other comprehensive loss	(5,912)	(7,023)
Accumulated earnings	125,788	111,733
	729,384	625,574
Treasury stock, at cost	(211,359)	(211,359)
Total stockholders’ equity	518,025	414,215
Total liabilities and stockholders’ equity	$1,377,211	$1,134,688

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Twelve Months Ended December 31,
	2017	2016
Cash flows from operating activities:
Net income	$14,055	$29,240
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,055	27,098
Provision for doubtful accounts	5,727	3,213
Non-cash stock-based compensation expense	146,427	113,877
Income taxes	28,607	11,208
Net amortization of premiums and accretion of discounts on available-for-sale securities	308	755
Changes in operating assets and liabilities:
Accounts receivable	(34,476)	(35,004)
Prepaid expenses and other current assets	(9,704)	(14,973)
Other assets	(5,977)	(16,325)
Accounts payable	2,580	5,850
Accrued expenses, other liabilities and deferred rent	7,498	7,403
Deferred revenue	24,885	27,179
Net cash provided by operating activities	213,985	159,521
Cash flows from investing activities:
Purchases of property and equipment	(77,594)	(69,415)
Purchases of marketable securities	(168,006)	(207,676)
Proceeds from sales and maturities of marketable securities	121,857	123,895
Payments for acquisitions	(1,000)	(25,636)
Net change in money market securities and other cash equivalents held to satisfy customer funds obligations	(37,959)	537,077
Net cash (used in) provided by investing activities	(162,702)	358,245
Cash flows from financing activities:
Repurchases of Common Stock	—	(29,685)
Net proceeds from issuances of Common Stock	6,565	4,659
Withholding taxes paid related to net share settlement of equity awards	(68,034)	(65,522)
Principal payments on capital lease obligations	(6,340)	(5,831)
Repayments of other borrowings	—	(400)
Net change in customer funds obligations	97,608	(456,943)
Net cash provided by (used in) financing activities	29,799	(553,722)
Effect of exchange rate changes on cash	830	404
Net increase (decrease) in cash and cash equivalents	81,912	(35,552)
Cash and cash equivalents, beginning of period	73,773	109,325
Cash and cash equivalents, end of period	$155,685	$73,773

Supplemental disclosure of cash flow information:
Cash paid for interest	$498	$426
Cash paid for taxes	$2,192	$1,758

Non-cash investing and financing activities:
Capital lease obligations to acquire new equipment	$7,250	$6,719
Cash held in escrow for acquisitions	$—	$3,600
Stock based compensation for capitalized software	$4,003	$3,903
Software agreement	$6,500	$—

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(In thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2017	2016	2017	2016
Non-GAAP operating income, as a % of total revenues reconciliation:
Operating income	$20,043	$15,262	$44,546	$41,684
Operating income, as a % of total revenues	8.0%	7.2%	4.7%	5.3%
Add back:
Non-cash stock-based compensation expense	35,269	29,475	146,427	113,877
Non-cash amortization of acquired intangible assets	785	356	3,129	1,115
Transaction costs related to business combinations	—	33	—	874
Non-GAAP operating income	$56,097	$45,126	$194,102	$157,550
Non-GAAP operating income, as a % of total revenues	22.3%	21.4%	20.6%	20.2%

Non-GAAP net income reconciliation:
Net (loss) income	$(2,057)	$12,350	$14,055	$29,240
Add back:
Non-cash stock-based compensation expense	35,269	29,475	146,427	113,877
Non-cash amortization of acquired intangible assets	785	356	3,129	1,115
Transaction costs related to business combinations	—	33	—	874
Income tax effect of above items	(8,635)	(14,409)	(54,263)	(48,865)
Provision for income taxes, related to the Tax Act	8,800	—	8,800	—
Non-GAAP net income	$34,162	$27,805	$118,148	$96,241

Non-GAAP net income, per diluted share, reconciliation: (1)
Net (loss) income, per diluted share	$(0.07)	$0.41	$0.46	$0.96
Add back:
Non-cash stock-based compensation expense	1.15	0.97	4.75	3.74
Non-cash amortization of acquired intangible assets	0.03	0.01	0.10	0.04
Transaction costs related to business combinations	—	—	—	0.03
Income tax effect of above items	(0.28)	(0.48)	(1.76)	(1.61)
Provision for income taxes, related to the Tax Act	0.28	—	0.29	—
Non-GAAP net income, per diluted share	$1.11	$0.91	$3.84	$3.16
Shares used in calculation of GAAP and non-GAAP net income per share:
Basic	30,021	29,200	29,791	28,976
Diluted	30,892	30,469	30,799	30,414
_________________________

(1)	The non-GAAP net income per diluted share reconciliation is calculated on a diluted weighted average share basis for GAAP net income periods.

Use of Non-GAAP Financial Information
This press release contains non-GAAP financial measures. Ultimate believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Ultimate’s financial condition and results of operations. Ultimate’s management uses these non-GAAP results to compare Ultimate’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to Ultimate’s Board of Directors. These measures may be different from non-GAAP financial measures used by other companies.
These non-GAAP measures should not be considered in isolation or as an alternative to such measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded from the non-GAAP financial measures.
To compensate for these limitations, Ultimate presents its non-GAAP financial measures in connection with its GAAP results. Ultimate strongly urges investors and potential investors in Ultimate’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release (under the caption “Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures”) and not to rely on any single financial measure to evaluate its business.
Ultimate presents the following non-GAAP financial measures in this press release: non-GAAP operating income, as a percentage of total revenues (or non-GAAP operating margin), non-GAAP net income and non-GAAP net income, per diluted share. We exclude the following items from these non-GAAP financial measures as appropriate:
Stock-based compensation expense. Ultimate’s non-GAAP financial measures exclude stock-based compensation expense, which consists of expenses for stock-based arrangements recorded in accordance with Accounting Standards Codification 718, “Compensation – Stock Compensation.” For the three and twelve months ended December 31, 2017, stock-based compensation expense was $35.3 million and $146.4 million, respectively, on a pre-tax basis. For the three and twelve months ended December 31, 2016, stock-based compensation expense was $29.5 million and $113.9 million, respectively, on a pre-tax basis. Stock-based compensation expense is excluded from the non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates the comparison of results of ongoing operations for current and future periods with such results from past periods. For GAAP net income periods, non-GAAP reconciliations are calculated on a diluted weighted average share basis.
Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets over the estimated useful lives of such assets. For the three and twelve months ended December 31, 2017, the amortization of acquired intangible assets was $0.8 million and $3.1 million, respectively. For the three and twelve months ended December 31, 2016 the amortization of acquired intangible assets was $0.4 million and $1.1 million, respectively. Amortization of acquired intangible assets is excluded from Ultimate’s non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.
Transaction costs related to business combinations. In accordance with GAAP, operating expenses include transaction costs for third-party professional services received in connection with business combinations. As we do not acquire or dispose of businesses on a predictable basis, the terms of each business combination are unique and can vary significantly from other business combinations. Significant expenses can be incurred in connection with a business combination that we would not have otherwise incurred in the periods presented as part of our continuing operations. There were no transaction costs incurred related to business combinations for the three and twelve months ended December 31, 2017. For the three and twelve months ended December 31, 2016, the transaction costs incurred related to business combinations was $33 thousand and $0.9 million, respectively. Transaction costs related to business combinations are excluded from Ultimate’s non-GAAP financial measures because it is an expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique business combination histories.

Provision for income taxes related to the Tax Act. In accordance with GAAP, the provision for income taxes includes a one-time increase of $8.8 million for the three and twelve months ended December 31, 2017, due to the enactment of the Tax Act. On December 22, 2017, the federal government passed the Tax Act which reduced our corporate tax rate and our net deferred tax assets. This increase to our provision for income taxes related to a reduction in our net deferred tax assets is excluded from our non-GAAP financial measures because it is an expense that we do not consider part of ongoing operations when assessing our financial performance. Ultimate believes that such exclusion facilitates comparisons to our historical operating results since it is not fundamental to our underlying business operations and is non-recurring in nature. Therefore, we excluded GAAP income tax expense in connection with the Tax Act for the three and twelve months ended December 31, 2017.